Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James A. Rotherham, C.P.A., Chief Financial Officer of Kintera, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	the Annual Report on Form 10-K of the Registrant, to which this certification is attached as an exhibit (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 16, 2005

/s/ James A. Rotherham
James A. Rotherham, C.P.A. Chief Financial Officer (Principal Financial Officer)